                               SPECIAL POWER OF ATTORNEY

        The undersigned person hereby appoints Peter T. Healy, located at Two
Embarcadero Center, 28th Floor, San Francisco, CA 94111, as his attorney-in-fact to act in his place for the purposes of executing and delivering (a) any and all documents pertaining to Durata Therapeutics, Inc. ("Durata"), including, without limitation, any and all documents directly or indirectly pertaining to Durata's contemplated initial public offering or otherwise, and (b) any and all documents pertaining to Omthera Pharmaceuticals, Inc.

        The undersigned further (a) grants to said attorney-in-fact full authority to act in any manner both proper and necessary or advisable to the exercise of the foregoing powers, including, without limitation, the full power of substitution and revocation, and (b) ratifies every act that said attorney-in-fact may lawfully perform in exercising those powers.

        The undersigned hereby agrees to indemnify and hold harmless said attorney-in-fact for all acts taken or omitted pursuant to the authority granted by this Special Power of Attorney.

        This Special Power of Attorney is granted until (a) the earliest to occur of the attorney-in-fact's resignation, (b) termination by the undersigned, or (c) August 1, 2012.

        IN WITNESS WHEREOF, the undersigned has set forth his signature as of the date shown below.

                                        /s/ George F. Horner, III
                                        ----------------------------------------
                                        George F. Horner, III
                                        Dated: June 20, 2012